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                                                                      EXHIBIT 11




                        CONSENT OF INDEPENDENT AUDITORS


     We hereby consent to the use of our report dated July 24, 1998 on the financial statements of The Jurika & Voyles Fund Group referred to therein, in Post Effective Amendment No. 12 to the Registration Statement on Form N-1A, File No. 33-81754, as filed with the Securities and Exchange Commission.

     We also consent to the reference to our firm in the Prospectus under the captions "Financial Highlights" and "Organization" and in the Statement of Additional Information under the caption "Auditors."





/s/ McGladrey & Pullen, LLP
----------------------------
New York, New York
October 22, 1998